Exhibit 99.28

EXECUTION COPY

May 4, 2004

Foster Wheeler LLC
Perryville Corporate Park
Service Road East 173
Clinton, New Jersey 08809-4000

THIRD EXTENSION OF COMMITMENTS

Ladies and Gentlemen:

Reference is made to the Commitment Letter dated February 4, 2004 (as modified by the Extension of Commitments dated April 5, 2004 and the Second Extension of Commitments dated April 12, 2004, the “Commitment Letter”), among Foster Wheeler LLC, a Delaware limited liability company (the “Company”) and the entities listed on Schedule 1 thereto (the “Purchasers”), in connection with the proposed repayment of approximately $120,000,000 of certain funded debt of the Company. Terms defined in the Commitment Letter are used herein as defined therein.

The Company has requested that the Purchasers consent to a third extension of the Commitment Letter and the Purchasers are willing to so consent upon the terms and conditions of this letter (the “Letter”). Accordingly, the parties hereto hereby agree as follows:

Section 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Commitment Letter shall be amended as follows:

1.01. Termination of Commitment. Section 7(a) of the Commitment Letter is hereby amended to read in its entirety as follows:

“(a)         May 7, 2004;”

Section 2. Conditions. The amendments set forth in Section 1 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a) Execution of this Letter. The execution and delivery of counterparts of this Letter by the Company and each of the Purchasers not later than May 4, 2004; and

(b) Payment of Fees. The payment of any outstanding invoices for fees and expenses incurred by Saybrook Restructuring Advisors, LLC and Milbank, Tweed, Hadley & McCloy LLP, with respect to which invoices have been delivered to the Company on or before May 4, 2004.

Section 3. Miscellaneous. Except as herein provided, the terms and conditions set forth in the Commitment Letter shall continue unchanged and in full force and effect. This letter shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, each of the parties has caused this Commitment Letter to be executed and delivered by its duly authorized officers as of the date first written above.

Very truly yours,

FOSTER WHEELER LLC

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Vice President and Treasurer

Purchaser:

Wells Fargo Bank, N.A.

By:	/s/ Peta Swidler
Name:	PETA SWIDLER
Title:	SVP

Purchaser:

Sutter Advisors, LLC

By:	/s/ Peta Swidler
Name:	PETA SWIDLER
Title:	SVP

Purchaser:

Merrill Lynch Global Allocation Fund, Inc.

By:	/s/ Dan CV Chamby
Name:	DAN CV CHAMBY
Title:	Associate Portfolio Manager

Purchaser:

Merrill Lynch International Investment Fund - MLIIF Global Allocation Fund

By:	/s/ Dan CV Chamby
Name:	DAN C.V. CHAMBY
Title:	Associate Portfolio Manager

Purchaser:

Merrill Lynch Variable Series Fund, Inc. - Merrill Lynch Global Allocation V.I. Fund

By:	/s/ Dan CV Chamby
Name:	DAN CV CHAMBY
Title:	Associate Portfolio Manager

Purchaser:

Merrill Lynch Series Funds, Inc. - Global Allocation Strategy Portfolio

By:	/s/ Dan CV Chamby
Name:	DAN C.V. CHAMBY
Title:	Associate Portfolio Manager

Purchaser:

Tribeca Investments Ltd.

By:	/s/ Craig Jarvis
Name:	CRAIG JARVIS
Title:	Chief Financial Officer Tribeca Investments Ltd.

Purchaser:

Highbridge Capital Corporation

By: Highbridge Capital Management, LLC

By:	/s/ Andrew Martin
Name: Andrew Martin
Title: Portfolio Manager

Address:

9 West 57th Street 27th Floor New York, New York 10019

Tel: (212) 287-4735
Fax: (212) 755-4250

Security Holder:

SPECIAL VALUE BOND FUND II, LLC
By:	SVIM/MSM II, LLC
Its:	Managing Member
By:	Tennenbaum & Co., LLC
Its:	Managing Member

By:	/s/ Mark K. Holdsworth
Name:	Mark K. Holdsworth
Title:

Security Holder:

SPECIAL VALUE ABSOLUTE RETURN FUND, LLC

By:	SVAR/MM, LLC
Its:	Managing Member
By:	Tennenbaum Capital Partners, LLC
Its:	Managing Member
By:	Tennenbaum & Co., LLC
Its:	Managing Member

By:	/s/ Mark K. Holdsworth
Name:	Mark K. Holdsworth
Title: